UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 23, 2009

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-31239 (Commission File Number)	27-0005456 (I.R.S. Employer Identification Number)

1515 Arapahoe Street, Tower 2, Suite 700, Denver CO 80202

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01   Regulation FD

In accordance with General Instruction B.2 of Form 8-K, the following information in this Current Report on Form 8-K is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.  This Current Report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

On April 29, 2009, MarkWest Energy Partners, L.P. (“MarkWest”) plans to first mail to its unitholders its Annual Report to Unitholders for its fiscal year ended December 31, 2008 (the “Annual Report”).  The Annual Report will be available at our website at www.markwest.com.  The first page of the Annual Report sets forth a summary of certain financial and operating data for the past three fiscal years, which includes the Non-GAAP financial measures of Distributable Cash Flow and Adjusted EBITDA.  In addition, the Annual Report includes a Letter to Unitholders from Frank Semple, Chairman of the Board, President and Chief Executive Officer, which contains references to the Non-GAAP financial measures of Distributable Cash Flow and Adjusted EBITDA. Distributable Cash Flow and Adjusted EBITDA are not measures of performance calculated in accordance with GAAP, and should not be considered separately from or as a substitute for net income, income from operations, or cash flow as reflected in our financial statements.  The GAAP measure most directly comparable to Distributable Cash Flow and Adjusted EBITDA is net income.

In general, we define Distributable Cash Flow as net income adjusted for (i) depreciation, amortization, accretion and impairment expense; (ii) amortization of deferred financing costs, (iii) non-cash earnings from unconsolidated affiliates; (iv) distributions from (contributions to) unconsolidated affiliates (net of affiliate’s growth capital expenditures); (v) non-cash compensation expense; (vi) non-cash derivative activity; (vii) losses (gains) on the disposal of property, plant and equipment (“PP&E”); (viii) provision for deferred income taxes; (ix) adjustments for non-controlling interest in consolidated subsidiaries; (x) losses (gains) relating to other miscellaneous non-cash amounts affecting net income for the period; and (xi) maintenance capital expenditures.   We define Adjusted EBITDA as net income adjusted for (i) depreciation, amortization, accretion, and impairment expense; (ii) interest expense; (iii) amortization of deferred financing costs; (iv) losses (gains) on the disposal of PP&E; (v) non-cash derivative activity; (vi) non-cash compensation expense; (vii) provision for income taxes; (viii) adjustments for non-controlling interest in consolidated subsidiaries; and (ix) losses (gains) relating to other miscellaneous non-cash amounts affecting net income for the period.  The above definitions clarify and give additional detail to the definitions given in previous presentations and securities filings, but do not represent a change to the way we calculate these two financial measures.

Distributable Cash Flow is a financial performance measure used by management as a key component in the determination of cash distributions paid to unitholders.  We believe distributable cash flow is an important financial measure for unitholders as an indicator of cash return on investment and to evaluate whether the Partnership is generating sufficient cash flow to support quarterly distributions.  In addition, distributable cash flow is commonly used by the investment community because the market value of publicly traded partnerships is based, in part, on distributable cash flow and cash distributions paid to unitholders.

Adjusted EBITDA is a financial performance measure used by management, industry analysts, investors, lenders, and rating agencies to assess the financial performance and operating results of the Partnership’s ongoing business operations.  Additionally, we believe Adjusted EBITDA provides useful information to investors for trending, analyzing, and benchmarking our operating results from period to period as compared to other companies that may have different financing and capital structures.

The chart below outlines our calculations of Distributable Cash Flow and Adjusted EBITDA along with the appropriate reconciliations to net income.

Reconciliation of net income to Distributable Cash Flow (in thousands)

	Years ended December 31,
	2008	2007 (1)	2006 (1)
Net income	$208,073	$17,199	$70,084
Depreciation, amortization, accretion, and impairments	184,204	57,313	46,142
Amortization of deferred financing costs	8,299	2,717	9,094
Loss (gain) on disposal of property, plant, and equipment	178	7,564	(192)
Non-cash compensation expense	14,871	12,960	15,171
Non-cash derivative activity	(263,149)	62,376	(6,245)
Distributions from (contributions to) unconsolidated affiliates (net of affiliate’s growth capital expenditures)	445	10,840	(9,424)

Non-cash earnings from unconsolidated affiliates	(90)	(5,309)	(5,316)
Provision for income tax — deferred	53,798	451	769
Other	(1,388)	102	119
Maintenance capital expenditures (2)	(7,161)	(3,602)	(2,291)
Distributable Cash Flow	$198,080	$162,611	$117,911

(1)

The reconciliation of net income to Distributable Cash Flow for 2007 and 2006 is based on the net income and results of operations for MarkWest Energy Partners, L.P. prior to the redemption and merger (the “Merger”) with MarkWest Hydrocarbon, Inc. completed on February 21, 2008. See Note 3 to the Consolidated Financial Statements included in the Annual Report on Form 10-K filed on March 2, 2009 for further discussion of the Merger. Distributable Cash Flow is not a measure that was calculated for the consolidated entity prior to the Merger. Management believes it is appropriate to present the historical Distributable Cash Flow excluding the results of Markwest Hydrocarbon, Inc. prior to the Merger because the calculation was based on a partnership agreement that related solely to Markwest Energy Partners., LP.

(2)

Maintenance capital includes capital expenditures made to maintain our operating capacity and asset base. Maintenance capital does not include costs associated with new well connections. Growth capital includes expenditures made to expand the existing operating capacity, increase the efficiency of our existing assets, or facilitate an increase in volumes within our operations. Growth capital includes expenditures for construction or third-party acquisition. The following table reconciles growth capital and maintenance capital to total capital expenditures:

	Years ended December 31,
	2008	2007	2006
Maintenance capital expenditure	$7,161	$3,602	$2,291
Growth capital expenditures	638,624	308,708	75,096
Total capital expenditure	$645,785	$312,310	$77,387

Reconciliation of net income to Adjusted EBITDA (in thousands)

	Years ended December 31,
	2008	2007	2006
Net income (loss)	$208,073	$(39,359)	$9,537
Depreciation, amortization, accretion, and impairments	184,204	58,423	47,159
Interest expense	64,563	39,435	40,942
Amortization of deferred financing costs	8,299	2,983	9,229
Loss (gain) on disposal of property, plant and equipment	178	7,743	(322)
Non-cash compensation expense	14,871	20,537	22,830

Non-cash derivative activity	(263,149)	150,418	(4,524)
Provision for income tax	68,830	(24,649)	5,252
Non-controlling interest in net income (loss) of consolidated subsidiaries	(3,393)	4,853	59,709
Other	6,536	—	—
Adjusted EBITDA	$289,012	$220,384	$189,812

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy, G.P., L.L.C.,
Its General Partner

Date: April 23, 2009	By:	/s/ NANCY K. BUESE
Nancy K. Buese Senior Vice President and Chief Financial Officer